Exhibit 4

                                                                EXECUTION COPY

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                      DAIMLERCHRYSLER MASTER OWNER TRUST

                                   as Issuer

                                      and

                             THE BANK OF NEW YORK

                             as Indenture Trustee



                      SERIES 2004-A INDENTURE SUPPLEMENT

                          dated as of January 1, 2004

                                      to

                                   INDENTURE

                           dated as of June 1, 2002





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
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                                                     TABLE OF CONTENTS

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                                                         ARTICLE I

                                  Definitions and Other Provisions of General Application

SECTION 1.01.    Definitions.............................................................................................1
SECTION 1.02.    Governing Law...........................................................................................9
SECTION 1.03.    Counterparts............................................................................................9
SECTION 1.04.    Ratification of Indenture...............................................................................9

                                                         ARTICLE II

                                                  The Series 2004-A Notes

SECTION 2.01.    Creation and Designation................................................................................9
SECTION 2.02.    Form of Delivery; Depository; Denominations............................................................10
SECTION 2.03.    Delivery and Payment...................................................................................10
SECTION 2.04.    ERISA Restrictions.....................................................................................10

                                                        ARTICLE III

                                             Allocations, Deposits and Payments

SECTION 3.01.    Allocations of Series 2004-A Available Interest Amount.................................................11
SECTION 3.02.    Amounts to be Treated as Series 2004-A Available Interest Amount; Other Deposits to the
                 Interest Funding Account...............................................................................11
SECTION 3.03.    Allocations of Reductions from Investor Charge-Offs to the Overcollateralization Amount and
                 the Nominal Liquidation Amount of the Series 2004-A Notes..............................................12
SECTION 3.04.    Allocations of Reimbursements of Nominal Liquidation Amount Deficit and Overcollateralization
                 Amount Deficit.........................................................................................12
SECTION 3.05.    Application of Series 2004-A Available Principal Amount................................................13
SECTION 3.06.    Computation of Reductions to the Nominal Liquidation Amount of the Series 2004-A Notes and the
                 Overcollateralization Amount from Reallocations of Series 2004-A Available Principal Amounts...........14
SECTION 3.07.    Targeted Deposits of Series 2004-A Available Principal Amounts to the Principal Funding Account........14
SECTION 3.08.    Amounts to be Treated as Series 2004-A Available Principal Amounts; Other Deposits to
                 Principal Funding Account..............................................................................15
SECTION 3.09.    Withdrawals from Interest Funding Account..............................................................15
SECTION 3.10.    Withdrawals from Principal Funding Account.............................................................15
SECTION 3.11.    Limit on Repayment of the Series 2004-A Notes..........................................................16
SECTION 3.12.    Calculation of Nominal Liquidation Amount of Series 2004-A Notes and Overcollateralization
                 Amount.................................................................................................16



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

SECTION 3.13.    Netting of Deposits and Payments.......................................................................18
SECTION 3.14.    Payments to Noteholders................................................................................18
SECTION 3.15.    Exercise of Put Feature; Sale of Receivables for Accelerated Notes.....................................18
SECTION 3.16.    Calculation Agent; Determination of LIBOR..............................................................20
SECTION 3.17.    Excess Available Interest Amounts Sharing..............................................................21
SECTION 3.18.    Excess Available Principal Amounts Sharing.............................................................21
SECTION 3.19.    Computation of Interest................................................................................21
SECTION 3.20.    Variable Accumulation Period...........................................................................22
SECTION 3.21.    Payments to the Issuer.................................................................................22
SECTION 3.22.    Payment Instructions and Monthly Noteholders' Report...................................................22

                                                         ARTICLE IV

                                                 Early Redemption of Notes

SECTION 4.01.    Early Redemption Events................................................................................23

                                                         ARTICLE V

                                                  Accounts and Investments

SECTION 5.01.    Accounts...............................................................................................25



                                   EXHIBITS

EXHIBIT A    FORM OF SERIES 2004-A NOTE
EXHIBIT B    FORM OF SERIES 2004-A SCHEDULE TO PAYMENT INSTRUCTIONS
EXHIBIT C    FORM OF SERIES 2004-A SCHEDULE TO MONTHLY NOTEHOLDERS' STATEMENT
                        -------------------------------

          This SERIES 2004-A INDENTURE SUPPLEMENT (this "Indenture Supplement"), by and between DAIMLERCHRYSLER MASTER OWNER TRUST, a statutory trust created under the laws of the State of Delaware (the "Issuer"), having its principal office at c/o Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, Newark, Delaware 19713, and THE BANK OF NEW YORK, a New York banking corporation (the "Indenture Trustee"), is made and entered into as of January 1, 2004.

          Pursuant to this Indenture Supplement, the Issuer shall create a new series of Notes and shall specify the principal terms thereof.

                                  ARTICLE I

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

          SECTION 1.01. Definitions. For all purposes of this Indenture Supplement, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them in the Indenture and, if not defined in the Indenture, have the meanings assigned to them in the Pooling and Servicing Agreement or the Series 2002-CC Supplement, as applicable;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;

          (4) all references in this Indenture Supplement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture Supplement as originally executed. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture Supplement as a whole and not to any particular Article, Section or other subdivision;

          (5) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall be controlling;

          (6) except as expressly provided herein, each capitalized term defined herein shall relate only to the Series 2004-A Notes and no other Series of Notes issued by the Issuer; and

          (7) "including" and words of similar import will be deemed to be followed by "without limitation."

          "Accumulation Period" means, with respect to the Series 2004-A Notes, the period from and including the Accumulation Period Commencement Date to but excluding the earlier of (i) the Series 2004-A Termination Date and
(ii) the day on which an Early Redemption Period commences.

          "Accumulation Period Commencement Date" means August 1, 2006 or, if the Issuer, acting directly or through the Administrator, makes an election pursuant to Section 3.20, the later date selected by the Issuer pursuant to
Section 3.20.

          "Accumulation Period Length" means the number of full Collection Periods between the Accumulation Period Commencement Date and the Series 2004-A Expected Principal Payment Date.

          "Adjusted Outstanding Dollar Amount" means, with respect to the Series 2004-A Notes, the Outstanding Dollar Principal Amount of the Series 2004-A less (i) any funds (other than investment earnings) in the Principal Funding Account and (ii) any amount (exclusive of investment earnings) in the Excess Funding Account that is allocable to Series 2004-A.

          "Aggregate Series Available Interest Amount Shortfall" means the sum of the "Series Available Interest Amount Shortfalls" for all series of Notes (as such term is defined in each of the related Indenture Supplements).

          "Aggregate Series Available Principal Amount Shortfall" means the sum of the "Series Available Principal Amount Shortfalls" for all series of Notes (as such term is defined in the related Indenture Supplements).

          "applicable investment category" means "Aaa" or "P-1" in the case of Moody's and "AAA" or "A-1+" in the case of Standard & Poor's.

          "Calculation Agent" is defined in Section 3.16.

          "Controlled Accumulation Amount" means $200,000,000; provided, however, that if the Accumulation Period Length with respect to the Series 2004-A Notes is determined to be less than five months pursuant to Section 3.20, the Controlled Accumulation Amount for any Payment Date will be equal to
(i) the Initial Dollar Principal Amount of the Series 2004-A Notes divided by
(ii) the Accumulation Period Length.

          "Controlled Deposit Amount" means, with respect to any Payment Date, the excess of (i) the Controlled Accumulation Amount over (ii) any funds in the Excess Funding Account that are allocable to Series 2004-A and will be deposited into the Principal Funding Account on such Payment Date.

          "DaimlerChrysler" means DaimlerChrysler Corporation, a Delaware corporation, and its successors.

          "DCS" means DaimlerChrysler Services North America LLC, a Michigan limited liability company, and its successors and permitted assigns.

          "Early Redemption Event" means, with respect to the Series 2004-A Notes, the occurrence of any of the events specified in Section 1201 of the Indenture and Section 4.01 of this Indenture Supplement.

          "Early Redemption Period" means, with respect to the Series 2004-A Notes, the period from and including the date on which an Early Redemption Event occurs to but excluding the earlier of (i) the Series 2004-A Termination Date and (ii) if such Early Redemption Period has commenced before the scheduled termination of the Revolving Period, the day on which the Revolving Period recommences pursuant to Section 4.01.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Event of Default" is defined in Section 701 of the Indenture.

          "Incremental Overcollateralization Amount" means, at the time of determination, the product obtained by multiplying

          (i) a fraction, the numerator of which is the Series 2004-A Nominal Liquidation Amount (calculated without including the Incremental Overcollateralization Amount), and the denominator of which is the Pool Balance on the last day of the preceding Collection Period

     by   (ii)  the excess, if any, of

                (a) the sum of the Overconcentration Amount and the aggregate amount of Ineligible Receivables on that date over (b) the aggregate amount of Ineligible Receivables and Receivables in Accounts containing Dealer Overconcentrations, in each case that became Defaulted Receivables during the preceding Collection Period and are not subject to reassignment from the CARCO Trust, unless any insolvency event relating to DCWR or the Servicer as described in Section 9.01(b), (c), (d) or (e) of the Pooling and Servicing Agreement has occurred.

          "Indenture" means the Indenture, dated as of June 1, 2002, between the Issuer and The Bank of New York, as Indenture Trustee, as amended, restated and supplemented from time to time.

          "Initial Dollar Principal Amount" means, with respect to the Series 2004-A Notes, $1,000,000,000.

          "Initial Primary Overcollateralization Amount" means $98,901,099, which is the product of (i) the Overcollateralization Percentage and (ii) the initial Nominal Liquidation Amount of the Series 2004-A Notes.

          "Interest Funding Account" means the trust account designated as such and established pursuant to Section 5.01(a).

          "Interest Payment Date" means the 15th day of each calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day. The initial Interest Payment Date is February 17, 2004.

          "Interest Period" means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or in the case of the initial Interest Payment Date, from and including the Issuance
Date) to but excluding such current Interest Payment Date.

          "Investor Charge-Off" means, with respect to any Payment Date, the aggregate amount, if any, by which the Series 2004-A Investor Default Amount, if any, for the preceding Monthly Period exceeds the Series 2004-A Available Interest Amount for such Payment Date available after giving effect to clauses
(a), (b) and (c) of Section 3.01.

          "Investor Default Amount" is defined in the Series 2002-CC
Supplement.

          "Issuance Date" means January 16, 2004.

          "Legal Maturity Date" means the Payment Date in January 2009.

          "LIBOR" means, with respect to any Interest Period, the London interbank offered rate determined in accordance with Section 3.16.

          "LIBOR Determination Date" means, with respect to any Interest Period, the second London Business Day prior to the commencement of such Interest Period.

          "London Business Day" means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

          "Monthly Period" is defined in the Indenture; provided, however, that, with respect to this Indenture Supplement, the first Monthly Period is the period beginning on the close of business on the Series 2004-A Cut-Off Date and ending on and including January 31, 2004. The Monthly Period is the same as the Collection Period.

          "Nominal Liquidation Amount of the Series 2004-A Notes" means, with respect to the Series 2004-A Notes, the amount calculated pursuant to Section 3.12(a).

          "Nominal Liquidation Amount Deficit" means, with respect to the Series 2004-A Notes, the excess of (i) the Adjusted Outstanding Dollar Principal Amount of the Series 2004-A Notes over (ii) the Nominal Liquidation Amount of the Series 2004-A Notes.

          "Note Rating Agency" means, with respect to the Series 2004-A Notes, each of Moody's, Standard & Poor's and Fitch.

          "Overcollateralization Amount" means, with respect to the Series 2004-A Notes, the amount calculated pursuant to Section 3.12(b). The initial Overcollateralization Amount is $98,901,099.

          "Overcollateralization Amount Deficit" means, with respect to the Series 2004-A Notes, the excess of (i) the aggregate of the reallocations and reductions made pursuant to Sections 3.12(b)(ii)(C) and (D) over (ii) the aggregate amount of all reimbursements made pursuant to Section
3.12(b)(ii)(B).

          "Overcollateralization Percentage" means 9.89% (which, for the avoidance of doubt, is the percentage equivalent of a fraction, the numerator of which is 0.09 and the denominator of which is the excess of 1.00 over 0.09); provided that the Overcollateralization Percentage shall be 11.11% (which, for the avoidance of doubt, is the percentage equivalent of a fraction, the numerator of which is 0.1 and the denominator of which is the excess of 1.0 over 0.1) so long as the rating of the long-term unsecured debt of DaimlerChrysler AG is less than "BBB-" by Standard & Poor's.

          "Paying Agent" means, initially, the Indenture Trustee.

          "Payment Date" means, with respect to the Series 2004-A Notes, the Principal Payment Date or any Interest Payment Date.

          "PFA Earnings" means, with respect to each Payment Date, the investment earnings on funds in the Principal Funding Account (net of investment expenses and losses) for the period from and including the immediately preceding Payment Date to but excluding such Payment Date.

          "PFA Earnings Shortfall" means, with respect to any Payment Date, the excess, if any, of (i) the PFA Earnings Target for such Payment Date over
(ii) the PFA Earnings for such Payment Date.

          "PFA Earnings Target" means, with respect to any Payment Date, with respect to any amount on deposit in the Principal Funding Account, the Dollar amount of interest that would have accrued on such amount for the period from and including the preceding Payment Date to but excluding such Payment Date if such amount had borne interest at the related Series 2004-A Note Interest Rate.

          "Plan" means an employee benefit plan, as defined in Section 3(3) of ERISA, that is subject to ERISA or a plan, as defined in Section 4975(e)(1) of the Code.

          "Pooling and Servicing Agreement" means the Amended and Restated Pooling and Servicing Agreement, dated as of December 5, 2001, as amended by the First Amendment thereto, dated as of November 14, 2003, among DCWR, as Seller, DCS, as Servicer, and The Bank of New York, as CARCO Trust Trustee, as the same may be amended, restated and supplemented from time to time.

          "Primary Overcollateralization Amount" means, with respect to the Series 2004-A Notes, the amount calculated pursuant to Sections 3.12(b)(ii)(A) through (D), except that the initial Primary Overcollateralization Amount is $98,901,099, which is the product of (i) the Overcollateralization Percentage and (ii) the Nominal Liquidation Amount of the Series 2004-A Notes at the Issuance Date.

          "Principal Funding Account" means the trust account designated as such and established pursuant to Section 5.01(a).

          "Principal Payment Date" means, with respect to the Series 2004-A Notes, the Series 2004-A Expected Principal Payment Date or, upon the acceleration of the Series 2004-A Notes following an Event of Default or the occurrence of an Early Redemption Event, each Interest Payment Date occurring after such acceleration or Early Redemption Event.

          "Put Feature" means, with respect to the Series 2004-A Notes, the right of the Holders to put the Series 2004-A Notes to the Issuer upon satisfaction of the conditions set forth in Section 3.15(a) and receive the amounts specified in Section 3.15(a).

          "Receivables Purchase Agreement" means the Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2003, between DCS, as seller, and DCWR, as buyer, as amended, restated and supplemented from time to time.

          "Receivables Sales Proceeds" means, with respect to the Series 2004-A Notes, the proceeds of the sale of Receivables with respect to such series of Notes pursuant to Section 3.15. Receivables Sales Proceeds do not constitute Available Principal Amounts.

          "Receivables Sales Proceeds Deposit Amount" means, with respect to the Series 2004-A Notes in respect of which the Issuer has received Receivables Sales Proceeds, the amount of Receivables Sales Proceeds on deposit in the Principal Funding Account.

          "Record Date" means, with respect to any Payment Date, (i) if the Series 2004-A Notes are Global Notes, the day immediately preceding such Payment Date and (ii) if the Series 2004-A Notes are definitive Notes, the last day of the calendar month ending before such Payment Date.

          "Reference Banks" means four major banks engaged in transactions in the London interbank market selected by the Calculation Agent for the purpose of determining LIBOR.

          "Required Primary Overcollateralization Amount" means, with respect to any Payment Date, the product of (i) the Overcollateralization Percentage and (ii) the Nominal Liquidation Amount of the Series 2004-A Notes calculated after giving effect to allocations, deposits and payments to be made on such Payment Date but without giving effect to the reductions in Sections 3.12(a)(ii)(C) and (D) and the reimbursements in Section 3.12(a)(ii)(B).

          "Revolving Period" means, with respect to the Series 2004-A Notes, the period from the close of business on the Series 2004-A Cut-Off Date to but excluding the earlier of (i) the Accumulation Period Commencement Date and
(ii) the day on which an Early

Redemption Period commences. The Revolving Period, however, may recommence upon the termination of an Early Redemption Period pursuant to Section 4.01.

          "Series 2004-A Account" is defined in Section 5.01(a).

          "Series 2004-A Available Amount" means, with respect to any Payment Date, the sum of the Series 2004-A Available Interest Amount and the Series 2004-A Available Principal Amount for such Payment Date.

          "Series 2004-A Available Interest Amount" means, with respect to any Payment Date, the sum of (a) the Available Interest Amount allocated to Series 2004-A pursuant to Section 501 of the Indenture and (b) any amounts to be treated as part of the Series 2004-A Available Interest Amount pursuant to
Section 3.02(a).

          "Series 2004-A Available Interest Amount Shortfall" means, with respect to any Payment Date, the excess, if any, of (i) the aggregate amount required to be applied pursuant to Sections 3.01(a) through (e) for such Payment Date over (ii) the Series 2004-A Available Interest Amount (excluding amounts to be treated as part of the Series 2004-A Available Interest Amount pursuant to Section 3.17(a) for such Payment Date); provided, however, that the Issuer, when authorized by an Officer's Certificate, may amend or otherwise modify this definition of Series 2004-A Available Interest Amount Shortfall if the Note Rating Agencies confirm in writing that the amendment or modification will not cause a Ratings Effect.

          "Series 2004-A Available Principal Amount" means, with respect to any Payment Date, the sum of (a) the Available Principal Amount allocated to Series 2004-A pursuant to Section 502 of the Indenture and (b) any amounts to be treated as part of the Series 2004-A Available Principal Amount pursuant to
Section 3.01(d) or 3.01(e).

          "Series 2004-A Available Principal Amount Shortfall" means, with respect to any Payment Date, the excess, if any, of (i) the aggregate amount required to be applied pursuant to Section 3.07 over (ii) the Series 2004-A Available Principal Amount (excluding amounts to be treated as part of the Series 2004-A Available Principal Amount pursuant to Section 3.18(a) for such Payment Date); provided, however, that the Issuer, when authorized by an Officer's Certificate, may amend or otherwise modify this definition of Series 2004-A Available Principal Amount Shortfall if the Note Rating Agencies confirm in writing that the amendment or modification will not cause a Ratings Effect.

          "Series 2004-A Cut-Off Date" means December 31, 2003.

          "Series 2004-A Expected Principal Payment Date" means the Payment Date in January 2007.

          "Series 2004-A Floating Allocation Percentage" means, with respect to any Payment Date, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Series 2004-A Nominal Liquidation Amount as of the last day of the immediately preceding Collection Period and the denominator of which is the sum of the series nominal liquidation amounts for all series of Notes (including Series 2004-A) on that day.

          "Series 2004-A Investor Default Amount" means, with respect to any Payment Date, the product of the Investor Default Amount with respect to such Payment Date and the Series 2004-A Floating Allocation Percentage for such Payment Date.

          "Series 2004-A Monthly Interest" is defined in Section 3.01(b).

          "Series 2004-A Nominal Liquidation Amount" means, at the time of determination, the amount equal to the sum of (i) the Nominal Liquidation Amount of the Series 2004-A Notes at such time and (ii) the Overcollateralization Amount at such time. The initial Series 2004-A Nominal Liquidation Amount is $1,098,901,099.

          "Series 2004-A Note Interest Rate" means, with respect to an Interest Period, a rate per annum equal to LIBOR, as determined by the Calculation Agent on the related LIBOR Determination Date with respect to such Interest Period, plus 0.025%.

          "Series 2004-A Noteholder" means a Person in whose name a Series 2004-A Note is registered in the Note Register.

          "Series 2004-A Note" means any of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A hereto.

          "Series 2004-A Principal Allocation Percentage" means, with respect to any Payment Date, the percentage equivalent, which shall never exceed 100%, of a fraction the numerator of which is the Series 2004-A Nominal Liquidation Amount as of the last day of the immediately preceding Collection Period or, if the Accumulation Period or Early Redemption Period has commenced, as of the last day of the Collection Period immediately preceding the commencement of the Early Redemption Period or Accumulation Period, and the denominator of which is the sum of the series nominal liquidation amounts for each series of Notes (including Series 2004-A) as of the last day of the immediately preceding Collection Period, provided, however, that for any series of Notes that is amortizing or accumulating principal, the series nominal liquidation amount of that series will be the series nominal liquidation amount as of the last day of the Collection Period prior to the commencement of such amortization or accumulation.

          "Series 2004-A Servicing Fee" means, with respect to any Payment Date, the pro rata portion of the Certificateholders Monthly Servicing Fee allocable to the Series 2004-A Notes based on the Series 2004-A Floating Allocation Percentage for such Payment Date.

          "Series 2004-A Termination Date" means the earliest to occur of (i) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Series 2004-A Notes is reduced to zero, (ii) the Legal Maturity Date and
(iii) the date on which the Indenture is discharged and satisfied pursuant to
Article VI thereof.

          "Series 2002-CC Supplement" means the Series 2002-CC Supplement to the Pooling and Servicing Agreement, dated as of June 1, 2002, among DCWR, as Seller, DCS, as Servicer, and The Bank of New York, as CARCO Trust Trustee, as amended, restated and supplemented from time to time.

          "Shared Excess Available Interest Amount" means, with respect to any Payment Date with respect to any series of Notes, either (i) the Series 2004-A Available Interest Amount for such Payment Date available after application in accordance with Sections 3.01(a) through (e) or (ii) the amounts allocated to the Notes of other series that the applicable Indenture Supplements for such series specify are to be treated as "Shared Excess Available Interest Amount."

          "Shared Excess Available Principal Amount" means, with respect to any Payment Date and any series of Notes, either (i) the Series 2004-A Available Principal Amount for such Payment Date applied as Shared Excess Available Principal Amount in accordance with Section 3.05 or (ii) the amounts allocated to the Notes of other series that the Indenture Supplements for such series specify are to be treated as "Shared Excess Available Principal Amount."

          "Stated Principal Amount" means, with respect to the Series 2004-A Notes, $1,000,000,000.

          "Telerate Page 3750" means the display page so designated as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace that page on that service, or any other service that may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks for Dollar deposits).

          SECTION 1.02. Governing Law. THIS INDENTURE SUPPLEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 1.03. Counterparts. This Indenture Supplement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

          SECTION 1.04. Ratification of Indenture. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument.

                                  ARTICLE II

                            THE SERIES 2004-A NOTES

          SECTION 2.01. Creation and Designation.

          (a) There is hereby created a series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as "DaimlerChrysler Master Owner Trust

Floating Rate Auto Dealer Loan Asset Backed Notes, Series 2004-A" or the "Series 2004-A Notes." The Series 2004-A Notes will be issued in one class.

          (b) The Series 2004-A Notes shall not be subordinated to any other series of Notes.

          SECTION 2.02. Form of Delivery; Depository; Denominations.

          (a) The Series 2004-A Notes, upon original issuance, shall be delivered in the form of Global Notes and Registered Notes as provided in Sections 202 and 301(g) of the Indenture, respectively.

          (b) The Depository for the Series 2004-A Notes shall be The Depository Trust Company, and the Series 2004-A Notes shall initially be registered in the name of Cede & Co., its nominee.

          (c) The Series 2004-A Notes will be issued in minimum denominations of $1,000 and integral multiples of that amount.

          SECTION 2.03. Delivery and Payment. The Issuer shall execute and deliver the Series 2004-A Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Series 2004-A Notes when authenticated, each in accordance with Section 303 of the Indenture. All proceeds from the issuance and sale of the Series 2004-A Notes shall be paid to DCWR and treated as a distribution pursuant to the Trust Agreement on the uncertificated beneficial interest in the Issuer held by DCWR, as Beneficiary.

          SECTION 2.04. ERISA Restrictions. By accepting an interest in a Series 2004-A Note, each owner or holder of such interest shall acknowledge and agree that the Series 2004-A Notes may not be purchased with the assets of a Plan if DCWR, an underwriter for the Series 2004-A Notes, the Indenture Trustee, the Owner Trustee or any of their Affiliates (i) has investment or administrative discretion with respect to the assets of such Plan, (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to those Plan assets for a fee and pursuant to an understanding or agreement that such advice will serve as a primary basis for investment decisions with respect to those Plan assets and will be based on the particular investment needs for such Plan or (iii) is an employer maintaining or contributing to such Plan.

                                 ARTICLE III

                      ALLOCATIONS, DEPOSITS AND PAYMENTS

          SECTION 3.01. Allocations of Series 2004-A Available Interest Amount. On each Payment Date, the Indenture Trustee will apply the Series 2004-A Available Interest Amount as follows:

          (a) first, if neither DCS nor any of its Affiliates is the Servicer, to pay the Series 2004-A Servicing Fee, plus any previously due and unpaid Series 2004-A Servicing Fee (to the extent it has not been waived by the Servicer for such Payment Date) to the Servicer;

          (b) second, to deposit to the Interest Funding Account an amount equal to (i) the product of (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Series 2004-A Note Interest Rate applicable to the related Interest Period, times (C) the Outstanding Dollar Principal Amount of the Series 2004-A Notes determined as of the Record Date preceding the related Payment Date (the "Series 2004-A Monthly Interest"), plus (ii) an amount equal to the excess, if any, of the aggregate amount accrued pursuant to this
Section 3.01(b) as of prior Interest Periods over the aggregate amount of interest paid to the Series 2004-A Noteholders pursuant to this Section 3.01(b) in respect of such prior Interest Periods, together with interest at the Series 2004-A Note Interest Rate on such delinquent amount, to the extent permitted by applicable law;

          (c) third, if DCS or any of its Affiliates is the Servicer, to pay the Series 2004-A Servicing Fee plus any previously due and unpaid Series 2004-A Servicing Fee (to the extent it has not been waived by the Servicer for such Payment Date) to the Servicer;

          (d) fourth, to be treated as part of the Series 2004-A Available Principal Amount for application in accordance with Section 3.05 in an amount equal to the Series 2004-A Investor Default Amount, if any, for the preceding Monthly Period;

          (e) fifth, to be treated as part of the Series 2004-A Available Principal Amount for application in accordance with Section 3.05 in an amount equal to the sum of (x) the Nominal Liquidation Amount Deficit, if any, and
(y) the Overcollateralization Amount Deficit, if any;

          (f) sixth, to be treated as Shared Excess Available Interest Amount for application in accordance with Section 3.17; and

          (g) seventh, to the Issuer.

          Section 3.02. Amounts to be Treated as Series 2004-A Available Interest Amount; Other Deposits to the Interest Funding Account. The following deposits and payments will be made on the following dates:

          (a) Amounts to be Treated as Series 2004-A Available Interest Amount. In addition to the Available Interest Amount allocated to Series 2004-A pursuant to Section 501 of the Indenture, the following amounts shall be treated as part of the Series 2004-A Available Interest Amount for application in accordance with this
Article III:

          (i) PFA Earnings Shortfall. The PFA Earnings Shortfall, to the extent funded pursuant to Section 4.01(c) of the Series 2002-CC Supplement, will be treated as part of the Series 2004-A Available Interest Amount for the related Payment Date.

          (ii) Account Earnings. Any PFA Earnings for any Payment Date will be treated as part of the Series 2004-A Available Interest Amount for such Payment Date.

          (iii) Shared Excess Available Interest Amounts. Any Shared Excess Available Interest Amounts allocable to Series 2004-A will be treated as part of the Series 2004-A Available Interest Amount pursuant to Section 3.17(a).

          (b) Receivables Sales Proceeds. Receivables Sales Proceeds received by the Issuer pursuant to Section 3.15(c)(ii) for the Series 2004-A Notes will be deposited into the Interest Funding Account on the date of receipt by the Issuer.

          SECTION 3.03. Allocations of Reductions from Investor Charge-Offs to the Overcollateralization Amount and the Nominal Liquidation Amount of the Series 2004-A Notes. On each Payment Date when there is an Investor Charge-Off with respect to the related Monthly Period, such Investor Charge-Off will be allocated on that date to the Overcollateralization Amount and the Nominal Liquidation Amount of the Series 2004-A Notes as set forth in this Section 3.03.

          (a) First, the amount of such Investor Charge-Off will be allocated to the Overcollateralization Amount in an amount equal to lesser of (i) such Investor Charge-Off and (ii) the Overcollateralization Amount (computed prior to giving effect to such Investor Charge-Off and any reallocation of Series 2004-A Available Principal Amount on such date). In such case, the Overcollateralization Amount will be reduced by an amount equal to the portion of such Investor Charge-Off that is allocated to the Overcollateralization Amount pursuant to this clause (a); provided, however, that no such allocation will reduce the Overcollateralization Amount below zero.

          (b) Second, the amount of such Investor Charge-Off remaining after giving effect to clause (a) above will be allocated to the Series 2004-A Notes in an amount equal to the lesser of (i) the excess, if any, of the Investor Charge-Off for such Monthly Period over the amount of the reduction of the Overcollateralization Amount pursuant to clause (a) above and (ii) the Nominal Liquidation Amount of the Series 2004-A Notes (computed prior to giving effect to such Investor Charge-Off and any reallocations of Series 2004-A Available Principal Amounts on such date). In such case, the Nominal Liquidation Amount of the Series 2004-A Notes will be reduced by an amount equal to the portion of such Investor Charge-Off that is allocated to the Series 2004-A Notes pursuant to this clause (b); provided, however, that no such allocation will reduce the Nominal Liquidation Amount of the Series 2004-A Notes below zero.

          Section 3.04. Allocations of Reimbursements of Nominal Liquidation Amount Deficit and Overcollateralization Amount Deficit. If, as of any Payment Date, there is any Series 2004-A Available Interest Amount available pursuant to Section 3.01(e) to reimburse any Nominal Liquidation Amount Deficit or Overcollateralization Amount Deficit as of such Payment Date, such funds will be allocated as follows:

          (a) first, to the Nominal Liquidation Amount of the Series 2004-A Notes, but in no event will the Nominal Liquidation Amount of the Series 2004-A Notes be increased above the Adjusted Outstanding Dollar Principal Amount of the Series 2004-A Notes; and

          (b) second, to the Overcollateralization Amount, but in no event will the Overcollateralization Amount be increased above the Overcollateralization Amount calculated as if there had been no reduction of the Overcollateralization Amount pursuant to Section 3.03 or 3.06.

          SECTION 3.05. Application of Series 2004-A Available Principal Amount. On each Payment Date, the Indenture Trustee will apply the Series 2004-A Available Principal Amount as follows:

          (a) first, if, after giving effect to deposits to be made with respect to such Payment Date pursuant to Section 3.01(b), the Series 2004-A Notes have not received the full amount targeted to be deposited pursuant to
Section 3.01(b) with respect to that Payment Date, then the Series 2004-A Available Principal Amount will be allocated to the Interest Funding Account in an amount equal to the lesser of the following amounts:

               (i) the amount of the deficiency in such targeted amount to be deposited into the Interest Funding Account; and

               (ii) the Series 2004-A Nominal Liquidation Amount (determined after giving effect to the application of the Investor Charge-Off pursuant to Section 3.03);

          (b) second, if Series 2004-A is in its Accumulation Period or an Early Redemption Period, (i) any remaining Series 2004-A Available Principal Amount (after giving effect to clause (a)) will be applied to make the targeted deposit to the Principal Funding Account pursuant to Section 3.07 and
(ii) any remaining Series 2004-A Available Principal Amount (after giving effect to clause (i)) will be treated as Shared Excess Available Principal Amount for application in accordance with Section 3.18;

          (c) third, if Series 2004-A is not in its Accumulation Period or an Early Redemption Period, any remaining Series 2004-A Available Principal Amount (after giving effect to clauses (a) and (b) above) will be treated as Shared Excess Available Principal Amount for application in accordance with
Section 3.18; and

          (d) fourth, if the Outstanding Dollar Principal Amount of the Series 2004-A has been reduced to zero on or before such Payment Date, the remaining Series 2004-A Available Principal Amount (after giving effect to clauses (a),
(b) and (c)) shall be paid to the Issuer.

          SECTION 3.06. Computation of Reductions to the Nominal Liquidation Amount of the Series 2004-A Notes and the Overcollateralization Amount from Reallocations of Series 2004-A Available Principal Amounts.

          (a) Each reallocation of a portion of the Series 2004-A Available Principal Amount that is deposited to the Interest Funding Account pursuant to
Section 3.05(a) will reduce the Overcollateralization Amount; provided, however, that such reduction shall not exceed the Overcollateralization Amount (after giving effect to any reductions pursuant to Section 3.03 for Investor Charge-Offs).

          (b) Each reallocation of a portion of the Series 2004-A Available Principal Amount that is deposited to the Interest Funding Account pursuant to
Section 3.05(a) in excess of the amounts applied pursuant to clause (a) above that reduce the Overcollateralization Amount to zero will reduce the Nominal Liquidation Amount of the Series 2004-A Notes; provided, however, that the amount of such reduction shall not exceed the Nominal Liquidation Amount of the Series 2004-A Notes (after giving effect to any reductions pursuant to Section 3.03 for Investor Charge-Offs).

          SECTION 3.07. Targeted Deposits of Series 2004-A Available Principal Amounts to the Principal Funding Account. The Series 2004-A Available Principal Amount that is targeted to be deposited into the Principal Funding Account with respect to any Payment Date will be (i) the amount determined pursuant to clause (a) or (b) below for such Payment Date, as applicable, or if more than one such clause is applicable, the highest amount determined pursuant to any one of such clauses, and (ii) any targeted deposit pursuant to clause (i) for any prior Payment Date to the extent not previously deposited, but in no case more than the Nominal Liquidation Amount of the Series 2004-A Notes (computed immediately before giving effect to such deposit but after giving effect to any reductions thereof due to any Investor Charge-Offs and any reallocations of the Series 2004-A Available Principal Amount on such date).

          (a) Budgeted Deposits. Subject to Section 3.07(b), with respect to each Principal Payment Date, beginning with the Accumulation Commencement Date, the targeted deposit to be made into the Principal Funding Account will be the Controlled Deposit Amount for the related Payment Date.

          (b) Event of Default, Early Redemption Event, Other Optional or Mandatory Redemption. If the Series 2004-A Notes have been accelerated during a Monthly Period after the occurrence of an Event of Default, or if an Early Redemption Event with respect to the Series 2004-A Notes occurs during a Monthly Period, or with respect to the Monthly Period immediately preceding any other date fixed for any other optional or mandatory redemption of the Series 2004-A Notes, the targeted deposit for the Series 2004-A Notes with respect to the Payment Date following such Monthly Period and each following Payment Date is equal to the Nominal Liquidation Amount of the Series 2004-A Notes as of the close of business on the last day of the preceding Monthly Period (taking into effect any reallocations on the following Payment Date).

          SECTION 3.08. Amounts to be Treated as Series 2004-A Available Principal Amounts; Other Deposits to Principal Funding Account. The following deposits and payments will be made on the following dates:

          (a) Amounts to be Treated as Series 2004-A Available Principal Amount. In addition to the Available Principal Amount allocated to the Series 2004-A pursuant to Section 502 of the Indenture, any portion of the Series 2004-A Available Interest Amount that is allocated pursuant to Section 3.01(d) or 3.01(e) shall be treated as part of the Series 2004-A Available Principal Amount for application in accordance with Section 3.05.

          (b) Receivables Sale Proceeds. Receivables Sales Proceeds applied pursuant to Section 3.15(c)(i) for the Series 2004-A Notes will be deposited into the Principal Funding Account on the date of receipt by the Indenture Trustee.

          (c) Withdrawals from Excess Funding Account. Any withdrawal from the Excess Funding Account pursuant to Section 4.05(a) of the Series 2002-CC Supplement that is allocable to Series 2004-A will be deposited into the Principal Funding Account on the date of receipt by the Indenture Trustee.

          SECTION 3.09. Withdrawals from Interest Funding Account. Withdrawals made pursuant to this Section 3.09 with respect to the Series 2004-A Notes will be made from the Interest Funding Account only after all allocations and reallocations have been made pursuant to Sections 3.02 and 3.05. Such withdrawals will be limited to the amount then on deposit in the Interest Funding Account.

          (a) Withdrawals for Series 2004-A Notes. On each Interest Payment Date, any amount on deposit in the Interest Funding Account for the Series 2004-A Notes shall be paid to the Paying Agent.

          (b) Payment to the Issuer. After payment in full of the Series 2004-A Notes, any amount remaining on deposit in the Interest Funding Account will be paid to the Issuer.

          If the aggregate amount available for withdrawal from the Interest Funding Account is less than all withdrawals required to be made from the Interest Funding Account, then the aggregate amount on deposit will be withdrawn and, if payable to more than one Person, applied pro rata based on the respective amounts of the withdrawals required to be made.

          SECTION 3.10. Withdrawals from Principal Funding Account. Withdrawals made pursuant to this Section 3.10 with respect to the Series 2004-A Notes will be made from the Principal Funding Account only after all allocations and reallocations have been made pursuant to Sections 3.05, 3.07 and 3.08. In no event will the amount of the withdrawal be more than the amount then on deposit in the Principal Funding Account.

          (a) Withdrawals for the Series 2004-A Notes. On each Principal Payment Date, any amount on deposit in the Principal Funding Account shall be paid to the Paying Agent.

          (b) Payment to the Issuer. Upon payment in full of the Series 2004-A Notes, any remaining amount on deposit in the Principal Funding Account will be paid to the Issuer.

          If the aggregate amount available for withdrawal from the Principal Funding Account is less than all withdrawals required to be made from that Principal Funding Account, then the amounts on deposit will be withdrawn and, if payable to more than one Person, applied pro rata based on the amounts of the respective withdrawals required to be made.

          SECTION 3.11. Limit on Repayment of the Series 2004-A Notes. No amounts on deposit in the Principal Funding Account will be applied to pay principal of the Series 2004-A Notes in excess of the Outstanding Dollar Principal Amount of the Series 2004-A Notes.

          SECTION 3.12. Calculation of Nominal Liquidation Amount of Series 2004-A Notes and Overcollateralization Amount.

          (a) On or prior to each Payment Date the Issuer shall calculate the Nominal Liquidation Amount of the Series 2004-A Notes, which shall be the following amount:

          (i) as of the Issuance Date, the Initial Dollar Principal Amount of the Series 2004-A Notes; and

          (ii) thereafter, an amount equal to, without duplication:

               (A) the Nominal Liquidation Amount of the Series 2004-A Notes immediately after the prior date of determination; plus

               (B) the share of all reimbursements of the Nominal Liquidation Amount Deficit pursuant to Section 3.01(e) that is allocated to the Nominal Liquidation Amount of the Series 2004-A Notes pursuant to
          Section 3.04(a) since the prior date of determination; minus

               (C) the share of all reallocations of the Series 2004-A Available Principal Amount pursuant to Section 3.05(a) that is allocated to the Nominal Liquidation Amount of the Series 2004-A Notes pursuant to Section 3.06(b) since the prior date of determination; minus

               (D) the amount of the reduction of the Nominal Liquidation Amount of the Series 2004-A Notes resulting from an allocation of an Investor Charge-Off pursuant to Section 3.03(b) since the prior date of determination; minus

               (E) the amount (other than investment earnings) deposited in the Principal Funding Account (after giving effect to any deposits, allocations, reallocations or withdrawals to be made on that day) since the prior date of determination; minus

               (F) the amount (other than investment earnings) deposited into the Excess Funding Account since the prior date of determination in connection with a reduction in Principal Receivables that is allocable to Series 2004-A; plus

               (G) the amount (other than investment earnings) withdrawn from the Excess Funding Account since the prior date of determination in connection with the purchase of additional Principal Receivables that is allocable to Series 2004-A;

provided, however, that (1) the Nominal Liquidation Amount of the Series 2004-A Notes may never be less than zero, (2) the Nominal Liquidation Amount of the Series 2004-A Notes may never be greater than the Adjusted Outstanding Dollar Principal Amount of the Series 2004-A Notes and (3) if the Series 2004-A Notes have caused a sale of Receivables pursuant to Section 3.15, then the Nominal Liquidation Amount of Series 2004-A Notes the Series 2004-A will be zero.

          (b) On or prior to each Payment Date the Issuer shall calculate the Overcollateralization Amount, which shall be the following amount:

          (i) as of the date of issuance of the Series 2004-A Notes, the initial Overcollateralization Amount; and

          (ii) thereafter, an amount equal to, without duplication:

               (A) the product of (i) the Series 2004-A Overcollateralization Percentage times (ii) the Nominal Liquidation Amount of the Series 2004-A Notes calculated after giving effect to allocations, deposits and payments to be made on such Payment Date; provided, however, that if an Early Redemption Period has commenced and the Revolving Period has not recommenced, the amount referred to in clause (ii) shall be the Nominal Liquidation Amount of the Series 2004-A Notes at the commencement of that Early Redemption Period; plus

               (B) the aggregate amount of all reimbursements of the Overcollateralization Amount Deficit pursuant to Section 3.01(e) that have been allocated to the Overcollateralization Amount pursuant to Section 3.04(b) since the Issuance Date; minus

               (C) the aggregate amount of all reallocations of the Series 2004-A Available Principal Amount pursuant to Section 3.05(a) that have been allocated to the Overcollateralization Amount pursuant to
          Section 3.06(a) since the Issuance Date; minus

               (D) the aggregate amount of all reductions of the Overcollateralization Amount resulting from an allocation of Investor Charge-Offs to the Overcollateralization Amount pursuant to
          Section 3.03(a) since the Issuance Date; plus

               (E) the Incremental Overcollateralization Amount;

provided, however, that the Overcollateralization Amount shall never be less than zero and, after the Outstanding Dollar Principal Amount of the Series 2004-A Notes has been reduced to zero, the Overcollateralization Amount shall be zero.

          SECTION 3.13. Netting of Deposits and Payments. The Issuer, in its sole discretion, may make all deposits to the Interest Funding Account and the Principal Funding Account pursuant to Sections 3.01 and 3.07 with respect to any Payment Date net of, and after giving effect to, (a) all reallocations to be made pursuant to Section 3.07 and (b) all payments to the Issuer pursuant to Section 3.05.

          SECTION 3.14. Payments to Noteholders.

          (a) All payments of principal, interest or other amounts to Holders of the Series 2004-A Notes will be made pro rata based on the Stated Principal Amount of their Series 2004-A Notes.

          (b) Any installment of interest or principal, if any, payable on any Series 2004-A Note which is punctually paid or duly provided for by the Issuer and the Indenture Trustee on the applicable Interest Payment Date or Principal Payment Date shall be paid by the Paying Agent to the Person in whose name such Series 2004-A Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person's account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that (i) with respect to Series 2004-A Notes registered on the Record Date in the name of the nominee of Cede & Co., payment shall be made by wire transfer in immediately available funds to the account designated by such nominee and (ii) with regard to any payments of interest or principal made pursuant to Section 3.09(b) or 3.10(b), respectively, payment shall be made by wire transfer in immediately available funds to the account designated by the Issuer.

          (c) The right of the Series 2004-A Noteholders to receive payments from the Issuer will terminate on the first Business Day following the Series 2004-A Termination Date.

          SECTION 3.15. Exercise of Put Feature; Sale of Receivables for Accelerated Notes.

          (a) If (i) an Early Amortization Event in Section 9.01(b), (c), (d) or (e) of the Pooling and Servicing Agreement occurs or (ii) the Series 2004-A Notes have been accelerated pursuant to Section 702 of the Indenture following an Event of Default, each Holder of a Series 2004-A Note may notify the Indenture Trustee that it desires to exercise the Put Feature in respect of its Series 2004-A Notes. The Put Feature shall be deemed to be exercised only if at least one of the following conditions is met:

          (i) the Holders of Series 2004-A Notes evidencing at least 90% of the Outstanding Dollar Principal Amount of the Series 2004-A Notes have notified the Indenture Trustee that they desire to exercise the Put Feature in respect of their Series 2004-A Notes; or

          (ii) the Majority Holders of the Series 2004-A Notes have notified the Indenture Trustee that they desire to exercise the Put Feature in respect of their Series 2004-A Notes and the net proceeds of the sale of Receivables pursuant to such exercise

     (as described below) plus amounts on deposit in the Principal Funding Account would be sufficient to pay all amounts due on the Series 2004-A Notes; or

          (iii) (A) the Indenture Trustee determines that the funds to be allocated to the Series 2004-A Notes, including (1) Series 2004-A Available Interest Amounts and Series 2004-A Available Principal Amounts and (2) amounts on deposit in the Principal Funding Account, may not be sufficient on an ongoing basis to make payments on the Series 2004-A Notes as such payments would have become due if such obligations had not been declared due and payable and (B) Holders of Series 2004-A Notes evidencing at least 66 2/3% of the Outstanding Dollar Principal Amount of the Series 2004-A Notes have notified the Indenture Trustee that they desire to exercise the Put Feature in respect of their Series 2004-A Notes.

If the Put Feature is deemed to be exercised as provided in the preceding sentence, it shall be deemed to be exercised by all Holders of the Series 2004-A Notes, whether or not they actually give notice of their desire to exercise the Put Feature. Upon such deemed exercise of the Put Feature, the Indenture Trustee shall cause the CARCO Trust to sell Principal Receivables and the related Non-Principal Receivables (or interests therein) in an amount up to the Series 2004-A Nominal Liquidation Amount plus any past due interest on the Series 2004-A Notes. The proceeds of such sale shall be applied in accordance with Section 706 of the Indenture. The Holders of the Series 2004-A Notes shall maintain their rights in their Series 2004-A Notes until such sale proceeds have been applied in accordance with Section 706 of the Indenture and shall present their Series 2004-A Notes to the Issuer in accordance with
Section 706 of the Indenture as part of their exercise of the Put Feature.

          (b) If the Nominal Liquidation Amount of the Series 2004-A Notes is greater than zero on the Legal Maturity Date (after giving effect to deposits and distributions otherwise to be made on the Legal Maturity Date), the Issuer will cause the CARCO Trust to sell Principal Receivables and the related Non-Principal Receivables on the Legal Maturity Date in an amount up to the Series 2004-A Nominal Liquidation Amount plus any past due interest on the Series 2004-A Notes.

          (c) Sales proceeds received with respect to the Series 2004-A Notes pursuant to clause (b) above will be allocated in the following priority:

          (i) first, to be deposited in the Principal Funding Account, an amount up to the Adjusted Outstanding Dollar Principal Amount of the Series 2004-A Notes immediately before giving effect to such deposit; and

          (ii) second, to be deposited in the Interest Funding Account, the balance of such sales proceeds.

          (d) Any amount remaining on deposit in the Interest Funding Account after a sale of Receivables pursuant to this Section 3.15 and the final payment of the Series 2004-A Notes pursuant to Section 503 of the Indenture, will be treated as part of the Series 2004-A Available Interest Amount.

          SECTION 3.16. Calculation Agent; Determination of LIBOR.

          (a) The Issuer hereby agrees that for so long as any Series 2004-A Notes are Outstanding, there shall at all times be an agent appointed to calculate LIBOR for each Interest Period (the "Calculation Agent"). The Issuer hereby initially appoints the Indenture Trustee as the Calculation Agent for purposes of determining LIBOR for each Interest Period. The Calculation Agent may be removed by the Issuer at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Calculation Agent fails to determine LIBOR for an Interest Period, the Issuer shall promptly appoint a replacement Calculation Agent that does not control or is not controlled by or under common control with the Issuer or its Affiliates. The Calculation Agent may not resign its duties, and the Issuer may not remove the Calculation Agent, without a successor having been duly appointed and having accepted such appointment.

          (b) On each LIBOR Determination Date, the Calculation Agent shall determine LIBOR for the following Interest Period to equal the offered rate for Unites States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on such date. If that rate appears on Telerate Page 3750, LIBOR will be that rate. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the Reference Banks, to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on the date. If at least two Reference Banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all the quotations. If on that date fewer than two Reference Banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on that date to leading European banks for United States dollar deposits for one month. If, however, those banks are not quoting as described above, LIBOR for that date will be LIBOR applicable to the Interest Period immediately preceding that Interest Period.

          (c) The Series 2004-A Note Interest Rate, applicable to the then current and the immediately preceding Interest Periods, may be obtained by telephoning the Indenture Trustee at its Corporate Trust Office at (212) 328-7623 or such other telephone number as shall be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Series 2004-A Noteholder from time to time.

          (d) On each LIBOR Determination Date, the Calculation Agent shall send to the Indenture Trustee and the Beneficiary, by facsimile transmission, notification of LIBOR for the following Interest Period.

          SECTION 3.17. Excess Available Interest Amounts Sharing.

          (a) Shared Excess Available Interest Amounts allocable to Series 2004-A on any Payment Date shall be treated as part of the Series 2004-A Available Interest Amount for such Payment Date.

          (b) The Shared Excess Available Interest Amount allocable to Series 2004-A with respect to any Payment Date shall mean an amount equal to the Series 2004-A Available Interest Amount Shortfall, if any, for such Payment Date; provided, however, that if the aggregate amount of Shared Excess Available Interest Amounts for all series of Notes for such Payment Date is less than the Aggregate Series Available Interest Amount Shortfall for such Payment Date, then the Shared Excess Available Interest Amount allocable to Series 2004-A on such Payment Date shall equal the product of (i) Shared Excess Available Interest Amounts for all series of Notes and (ii) a fraction, the numerator of which is the Series 2004-A Available Interest Amount Shortfall for such Payment Date and the denominator of which is the aggregate amount of Aggregate Series Available Interest Amount Shortfall for all series of Notes for such Payment Date.

          (c) Any Shared Excess Available Interest Amount that is not required to be applied to make a payment or deposit in respect of a series of Notes shall be paid to the Issuer.

          SECTION 3.18. Excess Available Principal Amounts Sharing.

          (a) The Shared Excess Available Principal Amount allocable to Series 2004-A on any Payment Date shall be treated as part of the Series 2004-A Available Principal Amount for such Payment Date.

          (b) The Shared Excess Available Principal Amount allocable to Series 2004-A with respect to any Payment Date shall mean an amount equal to the Series 2004-A Available Principal Amount Shortfall, if any, for such Payment Date; provided, however, that if the aggregate amount of Shared Excess Available Principal Amounts for all series of Notes for such Payment Date is less than the Aggregate Series Available Principal Amount Shortfall for such Payment Date, then the Shared Excess Available Principal Amount allocable to Series 2004-A on such Payment Date shall equal the product of (i) Shared Excess Available Principal Amounts for all series of Notes and (ii) a fraction, the numerator of which is the Series 2004-A Available Principal Amount Shortfall for such Payment Date and the denominator of which is the aggregate amount of Aggregate Series Available Principal Amount Shortfall for all series of Notes for such Payment Date.

          (c) Any Shared Excess Available Principal Amount not required to be applied to make a payment or deposit in respect of a series of Notes shall be paid to the CARCO Trust Trustee to be applied as Excess Available Principal Amounts pursuant to Section 4.04(a) of the Series 2002-CC Supplement.

          SECTION 3.19. Computation of Interest.

          (a) Interest on the Series 2004-A Notes shall be computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Period.

          (b) Unless otherwise specified in this Indenture Supplement, interest for any period will be calculated from and including the first day of such period to and including the last day of such period.

          SECTION 3.20. Variable Accumulation Period.

          The Issuer, acting directly or through the Administrator, may elect, by written notice to the Indenture Trustee and the Beneficiary, to delay, from time to time, the commencement of the Accumulation Period, and extend the length of the Revolving Period, subject to the conditions set forth in this
Section 3.20; provided, however, that the Accumulation Period shall commence no later than the first day of the Monthly Period ending immediately prior to the Series 2004-A Expected Final Payment Date. Any such election by the Issuer shall be made not later than the first day of the last scheduled Monthly Period of the Revolving Period (including any prior extension of the Revolving Period pursuant to this Section 3.20). The Issuer may make such election only if the following conditions are satisfied:

          (i) the Issuer shall have delivered to the Indenture Trustee a certificate to the effect that the Issuer reasonably believes that the delay in the commencement of the Accumulation Period would not result in the Outstanding Dollar Principal Amount of the Series 2004-A Notes not being paid in full on the Series 2004-A Expected Principal Payment Date;

          (ii) the Note Rating Agencies shall have advised the Issuer that such election to delay the commencement of the Accumulation Period would not cause the rating of any class of any series of Notes then outstanding to be lowered or withdrawn; and

          (iii) the amount to be deposited in the Principal Funding Account in respect of Controlled Accumulation Amount shall have been adjusted.

Notwithstanding anything herein or in the Indenture to the contrary, the Administrator may, on behalf of the Issuer, (i) perform all such calculations as are necessary to determine whether the Accumulation Period may be delayed pursuant to this Section 3.20 and (ii) elect to delay the Accumulation Period pursuant to this Section 3.20.

          SECTION 3.21. Payments to the Issuer. As an administrative convenience for the Issuer, the Indenture Trustee shall pay to the Beneficiary all amounts payable hereunder to the Issuer. The Issuer shall give the Indenture Trustee written instructions as to who the Beneficiary is or Beneficiaries are and where to make such payments.

          SECTION 3.22. Payment Instructions and Monthly Noteholders' Report. Notwithstanding anything in the Indenture or herein to the contrary, the Issuer may amend the form of Payment Instruction for the Series 2004-A Notes and the Series 2004-A Schedule to Monthly Noteholders' Statement from time to time without the consent of the Indenture Trustee or any Noteholder if it receives written confirmation from each Note Rating Agency that such amendment will not cause a Ratings Effect.

                                  ARTICLE IV

                           EARLY REDEMPTION OF NOTES

          SECTION 4.01. Early Redemption Events. In addition to the events identified as Early Redemption Events in Section 1201 of the Indenture, each of the following events will also be an Early Redemption Event with respect to the Series 2004-A Notes:

          (1) the occurrence of the Early Amortization Event specified in
     Section 9.01(f) of the Pooling and Servicing Agreement;

          (2) the occurrence of the Early Amortization Event specified in
     Section 9.01(g) of the Pooling and Servicing Agreement;

          (3) the occurrence of any Early Amortization Event specified in
     Section 9.01(b), (c), (d) or (e) of the Pooling and Servicing Agreement;

          (4) the occurrence of the Early Amortization Event specified in
     Section 9.01(a) of the Pooling and Servicing Agreement;

          (5) on any Payment Date, the Primary Overcollateralization Amount for such Payment Date is reduced to an amount less than the Required Primary Overcollateralization Amount on that Payment Date after giving effect to the distributions to be made on such Payment Date; provided that, for the purpose of determining whether an Early Redemption Event has occurred pursuant to this clause (5), any reduction of the Primary Overcollateralization Amount resulting from reallocations of the Series 2004-A Available Principal Amounts to pay interest on the Series 2004-A Notes in the event LIBOR is equal to or greater than the prime rate upon which interest on the Receivables is calculated on the applicable LIBOR Determination Date will be considered an Early Redemption Event only if LIBOR remains equal to or greater than such prime rate for the next 30 consecutive days following such LIBOR Determination Date ;

          (6) any Service Default occurs;

          (7) on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of Principal Receivables relating to Used Vehicles exceeds 20% of the Pool Balance on that last day;

          (8) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 20%;

          (9) the Outstanding Dollar Principal Amount of the Series 2004-A Notes is not repaid by the Series 2004-A Expected Principal Payment Date;

          (10) the Issuer becomes an investment company within the meaning of the Investment Company Act of 1940;

          (11) the occurrence of an Event of Default with respect of the Series 2004-A Notes;

          (12) the CARCO Trust shall file a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or the CARCO Trust shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or shall consent to the filing of any such petition, answer, or consent; or the CARCO Trust shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property; or the CARCO Trust shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; and

          (13) any order for relief against the CARCO Trust shall have been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws, and such order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the CARCO Trust under any other similar applicable Federal law, and such decree or order shall have continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency of the CARCO Trust or of any substantial part of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 120 days.

          Notwithstanding the foregoing in this Section 4.01, in the case of any event described in clause (1), (2) or (6) above, an Early Redemption Event with respect to Series 2004-A will be deemed to have occurred only if, after the applicable grace period described in such clause, if any, either the Indenture Trustee or Series 2004-A Noteholders holding Series 2004-A Notes evidencing more than 50% of the Outstanding Dollar Principal Amount of the Series 2004-A Notes by written notice to the Seller, the Servicer, the CARCO Trust Trustee and the Indenture Trustee, if given by Series 2004-A Noteholders, declare that an Early Redemption Event with respect to the Series 2004-A Notes has occurred as of the date of that notice. In the case of any Early Redemption Event described in Section 9.01(h) of the Pooling and Servicing Agreement or any event described in clause (3), (4), (5), (7), (8),
(9), (10), (11), (12) or (13) above, an Early Redemption Event with respect to the Series 2004-A Notes shall be deemed to have occurred without any notice or other action on the part of the Indenture Trustee or the Series 2004-A Noteholders immediately upon the occurrence of such event.

          Notwithstanding the foregoing in this Section 4.01, if (x) an Early Redemption Period results from the failure by DCWR to convey Receivables in Additional Accounts to the CARCO Trust, as described in clause (4) above during the Revolving Period, (y) no other Early Redemption Event that has not been cured or waived in accordance with the Indenture has occurred and (z) each Note Rating Agency has confirmed that recommencing the Revolving Period will not cause a Ratings Effect, then the Early Redemption Period resulting from such failure will terminate and the Revolving Period will recommence as of the end of the first Collection Period during which the Seller would no longer be required to convey Receivables in Additional Accounts to the CARCO Trust; provided that the Revolving Period will not recommence if the scheduled termination date of the Revolving Period has occurred.

          Notwithstanding the foregoing in this Section 4.01, if an Early Redemption Event (other than an Early Redemption Event specified in clause
(3), (12) or (13) above and the Early Redemption Event specified in Section 1201(c) of the Indenture) has occurred and the scheduled termination of the Revolving Period has not occurred, the Indenture Trustee shall request from Standard & Poor's a confirmation that such Early Redemption Event will not cause a Ratings Effect. If the Indenture Trustee receives such confirmation and the Majority Holders of Series 2004-A Notes consent to the recommencement of the Revolving Period, the related Early Redemption Period shall terminate and the Revolving Period shall recommence.

                                  ARTICLE V

                           ACCOUNTS AND INVESTMENTS

          SECTION 5.01. Accounts.

          (a) Accounts; Deposits to and Distributions from Accounts. On or before the Issuance Date, the Indenture Trustee will cause to be established and maintained two Qualified Accounts denominated as follows: the "Interest Funding Account" and the "Principal Funding Account" (collectively, the "Series 2004-A Accounts") in the name of the Indenture Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2004-A Noteholders. The Series 2004-A Accounts constitute Supplemental Accounts and shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2004-A Noteholders. If, at any time, the institution holding any Series 2004-A Account ceases to be a Qualified Institution, the Issuer will within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which each Note Rating Agency may consent) establish a new applicable Series 2004-A Account, that is a Qualified Account and shall transfer any cash and/or investments to such new Series 2004-A Account. From the date such new Series 2004-A Account is established, it will be a Series 2004-A Account, bearing the name of the Series 2004-A Account it has replaced.

          (b) All payments to be made from time to time by the Indenture Trustee to Series 2004-A Noteholders out of funds in the Series 2004-A Accounts pursuant to this Indenture Supplement will be made by the Indenture Trustee to the Paying Agent not later than 12:00 noon on the applicable Interest Payment Date or Principal Payment Date but only to the extent of funds in the applicable Account or as otherwise provided in Article III.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement to be duly executed as of the day and year first above written.


                      DAIMLERCHRYSLER MASTER OWNER TRUST,

                      By: DaimlerChrysler Wholesale Receivables LLC,
                          as Beneficiary and not in its individual capacity


                      By:     /s/ Mark L. Davis
                          ----------------------------------------------------
                          Name:   Mark L. Davis
                          Title:  Assistant Controller


                      THE BANK OF NEW YORK,
                        as Indenture Trustee and not in its individual capacity


                      By:     /s/ John Bobko
                         -----------------------------------------------------
                         Name:   John Bobko
                         Title:  Assistant Vice President

                                                                     EXHIBIT A
                                                                     ---------


                         [FORM OF] SERIES 2004-A NOTE

          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST THE ISSUER, DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC OR THE CARCO AUTO LOAN MASTER TRUST, OR JOIN IN ANY INSTITUTION AGAINST THE ISSUER, DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC OR THE CARCO AUTO LOAN MASTER TRUST, OF, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATIONS RELATING TO THE NOTES OR THE INDENTURE.

          THE HOLDER OF THIS NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE NOTES AS INDEBTEDNESS OF DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC FOR APPLICABLE FEDERAL, STATE AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

          BY ACCEPTING AN INTEREST IN THIS NOTE, EACH OWNER OR HOLDER OF SUCH INTEREST SHALL ACKNOWLEDGE AND AGREE THAT THE NOTES MAY NOT BE PURCHASED WITH THE ASSETS OF EITHER AN EMPLOYEE BENEFIT PLAN, AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THAT IS SUBJECT TO ERISA OR A PLAN, AS DEFINED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, IF DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, AN UNDERWRITER FOR THE NOTES, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR AFFILIATES (I) HAS INVESTMENT OR ADMINISTRATIVE DISCRETION WITH RESPECT TO THE ASSETS OF SUCH PLAN, (II) HAS AUTHORITY OR RESPONSIBILITY TO GIVE, OR REGULARLY GIVES, INVESTMENT ADVICE WITH RESPECT TO THOSE PLAN ASSETS FOR A FEE AND PURSUANT TO AN UNDERSTANDING OR AGREEMENT THAT SUCH ADVICE WILL SERVE AS A PRIMARY BASIS FOR INVESTMENT DECISIONS WITH RESPECT TO

THOSE PLAN ASSETS AND WILL BE BASED ON THE PARTICULAR INVESTMENT NEEDS FOR SUCH PLAN OR (III) IS AN EMPLOYER MAINTAINING OR CONTRIBUTING TO SUCH PLAN.



REGISTERED                                                          $_________
No. __                                                  CUSIP NO.  23384B AD 5


                      DAIMLERCHRYSLER MASTER OWNER TRUST

       FLOATING RATE AUTO DEALER LOAN ASSET BACKED NOTES, SERIES 2004-A

          DaimlerChrysler Master Owner Trust, a statutory trust created under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisions, a principal sum of ______________________________ DOLLARS ONLY payable on the January 2007
Payment Date (the "Expected Principal Payment Date"), except as otherwise provided below or in the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the January 2009 Payment Date (the "Legal Maturity Date"). On each Interest Payment Date, the Issuer will pay interest on the outstanding principal of this Note at the per annum rate equal to the applicable LIBOR (determined as provided in the Indenture Supplement referred to within) plus 0.025%. Interest will accrue on this Note from each Interest Payment Date (or, in the case of the first Interest Payment Date, from the date of issuance of this Note) to but excluding the following Interest Payment Date. Interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

          The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

          Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

          Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.



                       DAIMLERCHRYSLER MASTER OWNER TRUST,
                         as Issuer

                       By:  DAIMLERCHRYSLER WHOLESALE
                            RECEIVABLES LLC, not in its individual capacity
                            but solely as Beneficiary under the Trust Agreement


                       By:  CHRYSLER FINANCIAL RECEIVABLES
                            CORPORATION, a member


                       By:
                          -----------------------------------------------------
                          Name:
                          Title:



                       Date:   _____________________


               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                  THE BANK OF NEW YORK, not in its individual
                                    capacity but solely as Indenture Trustee



                                  By:
                                     -----------------------------------------
                                     Name:
                                     Title:



                                  Date: _____________________

                               [REVERSE OF NOTE]

          This Note is one of a duly authorized issue of Notes of the Issuer, designated as its Floating Rate Auto Dealer Loan Asset Backed Notes, Series 2004-A (the "Notes" or "Series 2004-A Notes"), all issued under an Indenture, dated as of June 1, 2002 (as amended, restated and supplemented from time to time, the "Indenture"), as supplemented by a Series 2004-A Indenture Supplement, dated as of January 1, 2004 (as amended, restated and supplemented from time to time, the "Indenture Supplement"), each between the Issuer and The Bank of New York, as indenture trustee (the "Indenture Trustee," which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes. The Notes are subject to all terms of the Indenture and the Indenture Supplement. All terms used in this Note that are defined in the Indenture or the Indenture Supplement, each as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture or the Indenture Supplement.

          The Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

          Principal of the Notes will be payable on the Expected Principal Payment Date in an amount described on the face hereof. Upon the occurrence of certain events specified in the Indenture or the Indenture Supplement, payments of principal of the Notes may be made prior to or after the Expected Principal Payment Date.

          As described above, the entire unpaid principal amount of this Note shall be due and payable on the Legal Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes may be due and payable following an Event of Default in the manner provided in Section 702 of the Indenture; provided, however, that such acceleration of the entire unpaid principal amount of the Notes may be rescinded by the holders of not less than a majority of the Outstanding Dollar Principal Amount of the Notes. All principal payments on the Notes shall be made pro rata to the Noteholders entitled thereto.

          On any day occurring on or after the date on which the aggregate Nominal Liquidation Amount of the Series 2004-A Notes is reduced to less than 10% of the Initial Dollar Principal Amount of the Series 2004-A Notes, the Servicer has the right, but not the obligation, to cause the Issuer to redeem the Series 2004-A Notes in whole but not in part, pursuant to Section 1202 of the Indenture equal the Outstanding Dollar Principal Amount of the Series 2004-A Notes, plus interest accrued and unpaid to but excluding the date of redemption.

          Subject to the terms and conditions of the Indenture, the Beneficiary may, from time to time, direct the Owner Trustee, on behalf of the Issuer, to issue one or more series or classes of notes.

          On each Payment Date, the Paying Agent shall distribute to each Series 2004-A Noteholder of record on the related Record Date (except for the final distribution with respect to this Note) such Series 2004-A Noteholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Payment Date to pay interest and principal on the

Series 2004-A Notes. Final payments of this Note will be made only upon presentation and surrender of this Note at the office or offices therein specified.

          Payments of interest on this Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the clearing agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed within five days of such Payment Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the City of New York.

          As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

          Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

          Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture that it will not at any time institute against DaimlerChrysler Wholesale Receivables LLC, the CARCO Trust or the Issuer, or join in any institution against DaimlerChrysler Wholesale Receivables LLC, the CARCO Trust or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or any Derivative Agreement.

          Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer with the consent of the Holders of Notes representing not less than a majority of the Outstanding Dollar Principal Amount of all Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Outstanding Dollar Principal Amount of the Notes, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more Predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder.

          The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

          The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

          The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

          THIS NOTE AND THE INDENTURE AND THE INDENTURE SUPPLEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency herein prescribed.

          No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer or the Owner Trustee or of any successor or assign of the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity). The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Indenture and the Indenture Supplement in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                  ASSIGNMENT

Social Security or taxpayer I.D.  or other identifying number of assignee

-----------------------


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:                                                                        *
      -----------------------      ------------------------------------------
                                         Signature Guaranteed:





------------------
* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

                                                                    EXHIBIT B

            [FORM OF] SERIES 2004-A SCHEDULE TO PAYMENT INSTRUCTION


                   DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC


                ----------------------------------------------

                      DAIMLERCHRYSLER MASTER OWNER TRUST

                ----------------------------------------------


     Unless otherwise indicated, capitalized terms used in this schedule to the Payment Instruction have their respective meanings set forth in the Indenture; provided that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Payment Instruction is delivered. This Payment Instruction is delivered pursuant to Section 908 of the Indenture.

     The date of this schedule to the Payment Instruction is a Transfer Date.

1.   Allocations of Available Interest Amounts:

     A.  Series 2004-A Available Interest Amounts.....................$_______

2.   Components of Series 2004-A Available Interest Amounts:

     A.  Available Interest Amount allocated to Series 2004-A.........$_______

     B.  PFA Earnings Shortfall pursuant to Section 3.02(a)(i)
         of Indenture Supplement......................................$_______

     C.  PFA Earnings pursuant to Section 3.02(a)(ii) of
         Indenture Supplement.........................................$_______

3.   Allocations of Available Principal Amounts:

     A.  Series 2004-A Available Principal Amounts....................$_______

4.   Components of Series 2004-A Available Principal Amounts:

     A.  Available Principal Amount allocated to Series 2004-A........$_______

     B.  Pursuant to Section 3.01(d) of Indenture Supplement..........$_______

     C.  Pursuant to Section 3.01(e) of Indenture Supplement..........$_______

5.   Series 2004-A Floating Allocation Percentage.....................$_______

6.   Series 2004-A Principal Allocation Percentage....................$_______

7.   Series 2004-A Note Interest Rate................................._______%

8.   Series 2004-A Monthly Interest...................................$_______

9.   Series 2004-A Excess Available Interest Amount...................$_______

10.  Series 2004-A Excess Available Principal Amount..................$_______


          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Payment Instruction this ____ day of __________, ____.


                                       DAIMLERCHRYSLER MASTER OWNER
                                       TRUST


                                       By DaimlerChrysler Services North
                                       America LLC, as Servicer of the CARCO
                                       Trust and administrator of the
                                       DaimlerChrysler Master Owner Trust





                                       By:____________________________________
                                          Name:
                                          Title:

                                                                     EXHIBIT C


           [FORM OF] SERIES 2004-A SCHEDULE TO MONTHLY NOTEHOLDERS'
                                   STATEMENT


                             Date: ______ __, ____


                      DAIMLERCHRYSLER MASTER OWNER TRUST


                    MONTHLY PERIOD ENDING _______ __, ____

          Reference is made to (i) the Series 2002-CC Supplement, dated as of June 1, 2002 (the "Series 2002-CC Supplement"), among DaimlerChrysler Wholesale Receivables LLC, as Seller, DaimlerChrysler Services North America LLC, as Servicer, and The Bank of New York, as Trustee, and (ii) the Indenture, dated as of June 1, 2002 (the "Indenture"), between DaimlerChrysler Master Owner Trust, as Issuer, and The Bank of New York, as Indenture Trustee. Terms used herein and not defined herein have the meanings ascribed to them in the Series 2002-CC Supplement, the Indenture and the related Indenture Supplements, as applicable.

          The following computations are prepared with respect to the Payment Date of _______ __, ____ and with respect to the performance of the DaimlerChrysler Master Owner Trust during the related Collection Period and the Series 2004-A Notes.

A.  Reductions of and Increases to Series 2004-A Nominal Liquidation Amount:


                             [Increases
                                 from
  Series                        amounts                                                  Reductions
  2004-A                       withdrawn                                                   due to        Effect of
  Nominal      [Increases      from the                    Reductions                      amounts    deposits to or
Liquidation       from          Excess       Reimburse-      due to                       on deposit    withdrawals      Current
Amount for     accretions       Funding      ments from   reallocations    Reductions       in the       from the     Series 2004-A
   prior      on principal      Account      Available    of Available       due to       Principal       Excess         Nominal
  Monthly     for Discount   in respect of    Interest     Principal        Investor       Funding       Funding       Liquidation
  Period         Notes]       prefunding]     Amounts       Amounts        Charge-Offs     Account       Account          Amount
-----------  -------------- --------------- ----------- ---------------- --------------- ------------ --------------- --------------








          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Monthly Noteholders' Statement this __th day of __________, _____.



                                      DAIMLERCHRYSLER MASTER OWNER
                                      TRUST


                                      By DaimlerChrysler Services North America
                                         LLC, as Administrator on behalf of the
                                         Beneficiary



                                      By
                                        --------------------------------------
                                        Name:
                                        Title:



                                     C-2